Jiangsu Shunda Semiconductor Development Co., Ltd.
Solar Enertech Corp.
Joint Venture Agreement

Party A: Jiangsu Shunda Semiconductor Development Co., Ltd.

Party B: Solar Enertech Corp.

Since the end of 2008 the world PV industry has gone through great changes and  developments, and the U.S. market has shown tremendous potential by the policies of the Obama administration. Based on this marketplace situation and on the Strategic Alliance Framework Agreement signed by both Parties on Feb 26, 2009, after further discussion and negotiation, an agreement has been reached by both Parties to establish a Joint Venture company in the United States to break into and develop the U.S. market.

1)
Based on its strategic needs, both Parties have decided to establish a Joint Venture Company in the United States in the 2nd quarter of 2009. The company is to be called Shunda-SolarE Technologies, Inc. and the internet domain name is www.Shunda-SolarE.com.

2)
The Joint Venture Company’s goal is to open the U.S. market by utilizing Party A’s leadership and strength in the PV industry and Party’s resources in the US capital market as well as the leadership at the technology front. The JV company is to grasp significant market share in the US and for the largest possible investment return, aims to get IPO in three years.

3)	Party A will own 55% of the JV Company, Party B will own 35%, and the management team will own 10%.

4)
Mr. Ni, President of Jiangsu Shunda will be the JV’s Chairman of the Board, Mr. Leo Young, CEO of the Solar Enertech Corp., will be the Board’s Vice Chair. The board will be consisted of five seats: three seats from Party A, and two sears from Party B. A CEO will be appointed by the Board. The JV company’s by-law will be approved by the first board meeting.

5)
Party A will be responsible for the JV Company’s Chinese domestic preparing work . Party A will actively cooperate with Party B to facilitate all necessary provincial and central governments’ procedures of establishing an oversea company, and to ensure all the procedures legitimate, communicate actively and effectively with government organs ,and make arrangements for the US salesteam to come to Yangzhou for their training, etc.

6)
Party B will be responsible for the work of preparing phase of the JV company in the US, including but not limited to all procedures of the company’s legal registration, searching for appropriate office and warehouse location, obtaining federal tax ID number, openning local operating bank account, assembling management team and recruiting sales team, organizing a socially influential advisory committee, and carrying out promotional and PR work for the JV company.

7)
Party B will advance the expenditures generated by the JV company. The expenditures include but not limited to office and warehouse rentals, office renovation and decoration, fees of registrations, legal fees, salary or wages, office equipment, design of website and company brochure, printing , and all types of taxes, etc.

8)	Both parties agree, within a reasonable time to determine the method, amount and date of capital injection into the JV company their respective investment into the JV’s operating account.

9)
The JV company’s establishment, preparation and operation will be carried out simultaneously with the execution of legal documents and with China’s domestic procedures of setting up an offshore company. It is decided that the 1st board meeting will be held in Sept 2009 at the company US office.

10)
Due to the imminent marketplace demand, Party B has already generated sales for a Hawaii PPA(Power Purchasing Agreement) project. In order to ensure this US market break-in project successful, Party A hereby guarantees sufficient inventory, timely cargo shippment, and smooth clearance of US customs at San Francisco port.

11)
Party B will be responsible for the Shunda-SolarE trademark registration in the US, upon completion of the 1st sale to ensure an effective and timely brand-name recognition . At the same time, both parties agree to co-license their respective trade certification, such as IEC, TUV, UL, etc, to the JV company.

12)	Both parties are not liable of any and all dispute of legal entanglement including but not limited to accounting, labor and contractal disputes ,etc.

13)	Both parties agree to attain dividends according to their ownership percentage should the JV Company generates profit; or if mutually agreeable, to reinvestt the profit into the business.

14)
Due to the severe competition in the marketplace, both parties agree to sign a NDA as a inseparable part of this agreement, to ensure the JV’s trade secret excluding those materials to be disclosed required by law.

15)	The agreement ,in both Chinese and English , both legally effective, has four legally effective identical counterparts. Each party holds two copies.

16)	This agreement remains valid for 18 months; it is subjected to the jurisdiction of P.R. China.

This page is the signature page

Party: Jiangsu Shunda Semiconductor Development Co., Ltd.

Signature: ____________________________
                              ( 倪运达 )

Date: ________________________________

PartyB:  Solar EnerTech Corp.

Signature: ___________________________
                          （Leo Shi Young ）

Date: ________________________________